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                                                                    Exhibit 99.2

NEWS BULLETIN FROM

(COVANSYS LOGO)


FOR FURTHER INFORMATION

INVESTORS:                              MEDIA:
James Trouba                            Dorothy Chisholm
Tel: (248) 848-2267                     Tel: (248) 848-2283
jtrouba@covansys.com                    dchisholm@covansys.com

FOR IMMEDIATE RELEASE

               COVANSYS RECEIVES NASDAQ STAFF DETERMINATION LETTER

                   COMPANY INTENDS TO APPEAL DETERMINATION AND
                 REGAIN COMPLIANCE WITH NASDAQ MARKETPLACE RULES

FARMINGTON HILLS, MI, November 16, 2006 -- Covansys Corporation (NASDAQ: CVNS), a leading global provider of strategic outsourcing and integration services, today announced that it received a Nasdaq Staff Determination letter, dated November 14, 2006, notifying the company that it has not complied with Nasdaq Marketplace Rule 4310(c)(14) due to its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 with the Securities and Exchange Commission ("SEC"). Consequently, Covansys' common stock is subject to delisting from the Nasdaq National Market. This notification is customary when a Nasdaq-listed company fails to complete a required SEC filing in a timely manner.

In accordance with Nasdaq rules, Covansys intends to appeal the Staff's determination and address its plan for regaining compliance with Nasdaq Marketplace Rules at a hearing before a Nasdaq Listing Qualifications Panel. The company's common stock will remain listed and continue to trade on the Nasdaq National Market pending a decision by the Panel. The date of the Panel's review and final decision are to be determined, and there can be no assurance that the company's appeal will be successful.

As previously disclosed, the delay in filing the company's third quarter Form 10-Q is the result of an ongoing reassessment of the company's revenue recognition polices related to its fixed-price and multiple element contracts, most of which were divested as part of the sale of the company's state and local government business in the second quarter of 2006. The policy reassessment was undertaken by Covansys at the request of its independent auditors, BDO Seidman LLP, and the company has been working diligently with BDO Seidman to complete the reassessment process as expeditiously as possible. The company intends to file its Form 10-Q promptly upon completion of the reassessment.


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ABOUT COVANSYS
Headquartered in Michigan, Covansys Corporation (Nasdaq: CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. Clients gain competitive advantage by leveraging our unique global delivery capability to achieve rapid deployment, world-class quality and reduced costs. Covansys is known for strategic outsourcing and technology solutions in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. Founded in 1985, Covansys now has more than 8,400 consultants and employees worldwide. Covansys was one of the first U.S.- based IT services companies to establish offshore facilities in India, and is a pioneer in seamlessly integrating offshore capabilities into its offerings. Two of the company's three wholly-owned development centers in India are assessed at Level 5 in SEI CMM(R). All three are ISO 9001:2000 certified and assessed at Level 5 in PCMM(R), and five global facilities are BS7799-2:2002 certified. For more information visit: http://www.covansys.com .

SAFE HARBOR STATEMENT
Certain statements in this press release are "forward-looking statements" under the federal securities laws. These forward looking statements are subject to a number of substantial risks and uncertainties and may be identified by the words "will," "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include internal control weaknesses, costs, effects and risk related to the outcome and possible further delays associated with the company's ongoing process to reassess certain of its accounting policies, adverse effects of litigation or regulatory actions arising from the company's failure to timely file its third quarter Form 10-Q, including the possible delisting of the company's securities from the Nasdaq National Market, variability of operating results, failure to recruit, train and retain skilled IT professionals, impact of changes in estimates on fixed-price projects, exposure to regulatory, political and general economic conditions in India and Asia, short term nature and termination provisions of contracts, competition in the IT services industry, economic conditions unique to clients in specific industries, the success of the company to negotiate contract renewals at comparable terms, limited protection of intellectual property rights, infringement by our services on the property rights of others, legal liability and damage to our professional reputation from claims made against our work, and risks related to merger, acquisition and strategic investment strategy. You should not place undue reliance on any forward-looking statements contained herein. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances or for any other reason.

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